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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of PNC Bank Corp. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 1995 (January 20, 1995 as to Note 28), with respect to the consolidated financial statements of Midlantic Corporation and Subsidiaries ("Midlantic") incorporated by reference to the Annual Report on Form 10-K of Midlantic Corporation for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            /s/ Coopers & Lybrand L.L.P.

                                                Coopers & Lybrand L.L.P.

July 17, 1995